UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2016

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

As previously announced, Horizon Bancorp (“Horizon”) and LaPorte Bancorp, Inc. (“LaPorte”) entered into an Agreement and Plan of Merger, dated March 10, 2016 (the “Merger Agreement”). Horizon and LaPorte will close the transactions contemplated by the Agreement and Plan of Merger, effective before 9:00 a.m. EST, July 18, 2016, including the merger of LaPorte with and into Horizon, with Horizon as the survivor (the “Merger”), and the merger of LaPorte’s wholly owned banking subsidiary, The LaPorte Savings Bank, with and into Horizon’s wholly owned banking subsidiary, Horizon Bank, National Association, with Horizon Bank, National Association as the survivor.
Under the terms of the Merger Agreement, shareholders of LaPorte had the option to receive $17.50 per share in cash or 0.629 shares of Horizon common stock for each share of LaPorte’s common stock, subject to allocation provisions to assure that in aggregate, LaPorte shareholders received total consideration consisting of 65% stock and 35% cash. Based on 5,580,115 shares of LaPorte common stock outstanding immediately prior to the effective time of the Merger, the election results are as follows:

•	holders of approximately 1,120,288 shares of LaPorte common stock (approximately 20.1% of outstanding shares) validly elected to receive the stock consideration;

•	holders of approximately 3,878,856 shares of LaPorte common stock (approximately 69.5% of outstanding shares) validly elected to receive the cash consideration; and

•	holders of approximately 580,971 shares of LaPorte common stock (approximately 10.4% of outstanding shares) did not make a valid election.

Applying the allocation and proration procedures specified in the Merger Agreement to these election results:

•	LaPorte shareholders who made a valid election to receive the stock consideration for their shares of Horizon common stock will receive only the stock consideration;

•
LaPorte shareholders who made a valid election to receive the cash consideration for their shares of LaPorte common stock will receive a combination of cash and Horizon common stock.  For such shareholders, approximately 49.6% percent of their LaPorte shares will convert into the cash consideration and approximately 50.4% of their LaPorte shares will convert into the stock consideration; and

•	LaPorte shareholders who did not make a valid election will receive only the stock consideration for their LaPorte shares.

*     *     *

Forward Looking Statements
This communication may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.
Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the SEC, including those described in “Item 1A Risk Factors” of Part I of Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date: July 15, 2016	Horizon Bancorp

	By:	/s/ Craig M. Dwight
Craig M. Dwight
Chairman & Chief Executive Officer